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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington,  D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2000
                                                 ------------------
(December 14,2000)
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                             APPLIED IMAGING CORP.
             (Exact name of registrant as specified in its charter)

            Delaware                     0-21371                 77-0120490
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)


                         2380 Walsh Avenue, Building B,
                         Santa Clara, California 95051
          (Address of principal executive offices including zip code)


                                 (408) 562-0250
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)
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ITEM 5  OTHER EVENTS
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     On December 14, 2000, Applied Imaging Corp. ("Applied Imaging") consummated a private placement of 1,280,908 shares of its common stock to two institutional investors (purchasing for five separate funds) at a purchase price of $2.75 per share. The purchase price was negotiated with the investors and represented a discount from the previous day's closing price of $3.00 per share as reported by the Nasdaq National Market System.

   Warrants were also issued to the investors entitling them to purchase an additional 422,700 shares of Applied Imaging's common stock at an exercise price of $3.75 per share.

   Additional shares and warrants may be issuable to the investors under certain anti-dilution provisions of the Stock Purchase Agreement between Applied Imaging and the investors, and terms of the Warrant issued to the investors.

     The proceeds from the private placement will be used for expanded market development and support of the company's MDS(TM) program, working capital and general corporate purposes.

   H.C. Wainwright & Co. Inc. assisted Applied Imaging in the placement of the shares and received a fee of $246,575 plus warrants to purchase 128,090 shares of Applied Imaging's common stock.

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                             APPLIED IMAGING CORP.


                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             APPLIED IMAGING CORP.
                                                (Registrant)


Date: December 19, 2000           By: /s/ BARRY HOTCHKIES
                                      -------------------------
                                      Barry Hotchkies
                                      Vice President, Chief Financial Officer

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